UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 12, 2023

(Date of earliest event reported)

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55896

Nevada	47-5185484
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices, including zip code)

(877) 310-7675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0000001 par value per share	PNPL	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2023, Pineapple, Inc., a Nevada corporation (the “Company”) entered into an Amendment to the Letter of Intent, by and between the Company and Matthew Feinstein (the “Amended LOI”), which amends the Letter of Intent, dated September 28, 2022. Pursuant to the Amended LOI, the Company shall acquire 100% of the issued and outstanding shares of the common stock of Pineapple Wellness, Inc., a California corporation (“PW”) from Matthew Feinstein, the Chief Financial Officer, Director and shareholder of the Company and also the sole shareholder of PW, in exchange for 1,000,000 shares of the Company’s common stock, par value per share $0.0000001 (the “Shares”). The issuance of the Shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits No	Description
10.1	Amendment to the Letter of Intent dated June 12, 2023
99.1	Press Release of Pineapple, Inc., dated June 14, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE, INC.

	By:	/s/ Shawn Credle
Date: June 14, 2023	Name:	Shawn Credle
	Title:	Chief Executive Officer